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                                                                    Exhibit 23.4

     Report of Independent Accountants on the Financial Statement Schedule

To the Board of Directors and Shareholders of Compaq Computer Corporation

   Our audits of the financial statements referred to in our reports dated June 29, 1999 appearing in this prospectus of AltaVista Company also included an audit of the financial statement schedule listed in Item 16(b) of this Form S-
1. In our opinion, this financial statement schedule presents fairly, in all material respects, the information set forth therein when read in conjunction with the related financial statements.

/s/ PricewaterhouseCoopers LLP
PricewaterhouseCoopers LLP

Boston, Massachusetts
June 29, 1999